UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
November 3, 2006
____________________

TIAA REAL ESTATE ACCOUNT
(Exact Name of Registrant as Specified in its Charter)

New York (State or Other Jurisdiction of Incorporation)	Not Applicable (IRS Employer Identification No.)

     33-92990, 333-13477, 333-22809, 333-59778,
333-83964, 333-113602, 333-121493 and 333-132580
(Commission File Number)

c/o Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10017-3206
(Address of principal executive offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (212) 490-9000

N/A
(Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

      On November 3, 2006, TREA Retail Property Portfolio 2006 LLC (“TREA”), a subsidiary of Teachers Insurance and Annuity Association of America (“TIAA”), for the benefit of the TIAA Real Estate Account (the “Account”), entered into a Limited Liability Company Agreement (the “LLC Agreement”) with DDR TC LLC (“DDR TC”), a subsidiary of Developers Diversified Realty Corporation (“DDR”), with respect to DDR/TC Core Retail Fund, LLC, a Delaware limited liability company (the “Company”). DDR entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated October 20, 2006, with Inland Retail Real Estate Trust, Inc. (”Inland“) and a wholly owned subsidiary of DDR (“Merger Sub”). Under the Merger Agreement, Inland will merge with and into Merger Sub (the “Merger”), with Merger Sub continuing after the merger as the surviving entity and as a subsidiary of DDR.

      Pursuant to the terms of a Purchase and Sale Agreement between Inland and DDR TC, concurrently with or immediately prior to the consummation of the Merger, Inland will cause its subsidiaries to transfer to the Company 67 of Inland’s community center properties located predominately in the southeastern United States for approximately $3.0 billion of total asset value (collectively, the “Properties“). At such time, TREA will contribute 85% of the equity in the Company (approximately $1.05 billion) and DDR TC will contribute 15% of the equity in the Company (approximately $185 million). It is expected that leverage will not exceed 60% of the aggregate value of the Properties. The consummation of the Purchase and Sale Agreement is conditioned upon the consummation of the Merger and other customary closing conditions. Consummation of the Merger is subject to a number of closing conditions, including, but not limited to, the approval of the Merger by Inland’s stockholders.

      Pursuant to the LLC Agreement, DDR TC will receive an acquisition fee in connection with the closing, as well as fees for performing certain services relating to the Properties and the operation of the Company, including fees for asset management and property management services. In addition, DDR TC will receive distributions equal to 20% of the net cash flow of the Company, only after TREA and DDR TC have each received distributions equaling a return of their capital plus a 10% rate of return on their equity investment. Further, at no time may the Company’s leverage exceed 60% of the value of the Properties on an aggregate basis without the consent of both TREA and DDR TC.

      Management of the Company will be vested in DDR TC, subject to unanimous approval rights relating to certain customary major matters, including, without limitation, (i) acquisitions and sales of the Properties, (ii) the Company’s financial affairs, including the incurrence of debt, (iii) affairs with respect to certain Property leases, (iv) modifications to the distributions of the Company, and (v) the merger, consolidation, termination or dissolution of the Company. In addition, the LLC Agreement provides that, without the consent of the other member, membership interests in the Company may only be transferred to certain affiliates of TIAA and DDR or pursuant to certain capital market events. Either member can elect to cause the Company to sell some or all of the Properties at any time, subject to certain agreed-upon procedures.

      TREA’s obligations under the LLC Agreement are subject to, in addition to customary closing conditions, the Company and DDR TC obtaining new financing with an interest rate acceptable to the parties, and on otherwise customary market terms and conditions. Further, if, on or before December 15, 2006, TREA in good faith determines that there exist material defects in the condition of title and survey of one or more of the Properties then it may, under certain circumstances, have the right to require that up to three of the Properties will not be acquired by the Company and may request that certain other Properties not be acquired by the Company, in which case, if DDR TC does not agree to such requests, TREA will have the option to terminate the LLC Agreement.

      The transactions described herein, including the Merger, are expected to close in the first quarter of 2007.

      This report contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this report are forward-looking statements. All forward-looking statements speak only as of the date of this report. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, achievements or transactions of the Account or other parties, including DDR and Inland and their affiliates, to differ from management’s current expectations. Such risks, uncertainties and other factors include, among others, the consummation of the Merger and the satisfaction of the conditions to consummating the transfer of the Properties to the Company. Caution should be taken not to place undue reliance on management’s forward-looking statements, which represent management’s views only as of the date this report is filed. Neither management nor the Account undertake any obligation to update publicly or revise any forward-looking statement, whether as a result of new information, changed assumptions, future events or otherwise.

Item 7.01       Regulation FD Disclosure.

      On November 3, 2006, TIAA and DDR issued a press release announcing the joint venture. A copy of such press release is being furnished as Exhibit 99.1 herewith. The information contained in this Item 7.01, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

Item 8.01       Other Events.

      The Investment Committee of the Board of Trustees of TIAA has approved an increase in the overall leverage that the Account may permissibly incur, from 20% of the Account’s total net asset value to 30% of the Account’s total net asset value, at the time of incurrence. This new aggregate leverage limitation will become effective on December 15, 2006.

      The following describes recent property transactions by the Account. Except as noted, the expenses for operating the properties purchased are either borne or reimbursed by the property tenants, although the terms vary under each lease.

PURCHASES

Office Properties

1401 H Street - Washington, DC

      On September 29, 2006, the Account purchased a twelve-story office building in Washington, DC for approximately $208.2 million, subject to $115.0 million in debt, for a net investment of $93.2 million. The $115.0 million mortgage loan bears an interest rate of 5.97% and matures in December 2014. The property was built in 1992, and it contains 348,629 square feet, of which 90% was occupied at the time of purchase. The three largest tenants are the U.S. Department of Justice (110,750 square feet), Investment Company Institute (84,554 square feet), and the Bureau of Alcohol, Tobacco and Firearms (34,669 square feet). Rental rates average $45.48 per square foot on an annual basis, which is below the current average market rent for comparable properties. The property is located in the East End of the Washington, DC central business district, which had an inventory of 33.4 million square feet and a 6.0% direct vacancy rate at the time of purchase.

Industrial Properties

Weber Distribution - Rancho Cucamonga, CA

      On September 26, 2006, the Account purchased a 275,760 square foot warehouse facility located in Rancho Cucamonga, California for approximately $20.6 million. The warehouse is 100% leased to Weber Distribution Warehouses, Inc., at a rental rate of $3.84 per square foot (on an annual basis) through September 2009. The warehouse facility was built in 1988. The property is located in the Inland Empire West industrial submarket. This submarket has an inventory of 195.7 million square feet and had a direct vacancy rate of 7.0% at the time of purchase.

Retail Properties

Marketfair - West Windsor, NJ

      On September 13, 2006, the Account purchased a retail center in West Windsor, New Jersey for approximately $94.0 million. The property consists of a single-level retail center and one freestanding outparcel, and was built in 1987 and renovated in 2000 and 2002. Marketfair contains 235,144 square feet and was 97% leased at the time of purchase. The two anchor tenants are Barnes and Noble (37,010 square feet) and United Artists Movies (29,900 square feet). The average rental rate is $23.79 per square foot on an annual basis, which is below the current average market rent for comparable properties. This property is located in the Princeton submarket.

South Frisco Village - Frisco, TX

      On September 29, 2006, the Account purchased a retail center in Frisco, Texas for approximately $46.7 million, subject to $28.3 million in debt, for a net investment of $20.5 million. The $26.3 million mortgage loan bears an interest rate of 5.85% and matures in June 2013. The property consists of a single level retail center containing 10 buildings and an aggregate of 227,175 square feet, and was completed in 2002. At the time of purchase, it was 99% leased. The property has four major tenants: Sports Authority (41,240 square feet), Bed, Bath and Beyond (35,000 square feet), Jo-Ann Stores (35,000 square feet), and Circuit City (32,746 square feet). The average rental rate ranges from $8.50 to $31.50 per square foot on an annual basis, which is similar to the current average market rent for comparable properties. The property is located in the retail submarket of Frisco, which consists of 5.8 million square feet and had a 3.5% direct vacancy rate at the time of purchase.

SALES

Office Properties

371 Hoes Lane - Piscataway, NJ

      On August 31, 2006, the Account sold a property containing one office building situated on 8.92 acres, located in Piscataway, New Jersey for net sales proceeds of approximately $16.1 million. The Account purchased the property on December 15, 1997 for an original investment of $15.5 million. At the time of sale, the property had a market value of $16.3 million in the records of the Account.

Fairgate at Ballston & Arlington, VA

      On September 8, 2006, the Account sold a property consisting of one office building situated on 1.32 acres of land, located in Arlington, Virginia for net sales proceeds of approximately $50.8 million. The Account purchased the property on April 21, 1997 for an original investment of $27.0 million. At the time of sale, the property had a market value of $53.0 million in the records of the Account.

1015 15th Street - Washington, DC

      On September 28, 2006, the Account sold a property, consisting of both office and retail space, in Washington, DC for net sales proceeds of approximately $90.6 million. The Account purchased the property on November 9, 2001 for an original investment of $48.6 million. At the time of sale, the property had a market value of $90.0 million in the records of the Account.

Residential Properties

Monte Vista - Littleton, CO

      On September 1, 2006, the Account sold an apartment complex in Littleton, Colorado for net sales proceeds of approximately $28.1 million. The Account purchased the property on June 21, 1996 for an original investment of $17.7 million. At the time of sale, the property had a market value of $27.3 million in the records of the Account.

Item 9.01       Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release of TIAA and DDR, dated November 3, 2006.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIAA REAL ESTATE ACCOUNT

	By:	TEACHERS INSURANCE AND ANNUITY
ASSOCIATION OF AMERICA

DATE: November 3, 2006	By:	/s/ Stewart P. Greene

Stewart P. Greene
Vice President and Associate General Counsel